Exhibit (h)(3)

$50,000,000 Aggregate Principal Amount 5.95% Notes due 2022

UNDERWRITING AGREEMENT

    New York, New York

December 12, 2017

Keefe, Bruyette & Woods, Inc.

    As Representative of the several Underwriters

c/o Keefe, Bruyette & Woods, Inc.

787 Seventh Avenue

4th Floor

New York, New York 10019

Ladies and Gentlemen:

Capital Southwest Corporation, a Texas corporation (the “Company”), confirms its agreement with Keefe, Bruyette & Woods, Inc. and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters”, which term shall also include any underwriter substituted as hereinafter provided in Section 9 hereof), for whom Keefe, Bruyette & Woods, Inc. is acting as representative (in such capacity, the “Representative”), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of $50,000,000 aggregate principal amount of 5.95% Notes due 2022 (the “Securities”) of the Company, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase Option Securities (as hereinafter defined). The Securities will be issued under an indenture, dated as of October 23, 2017 (the “Base Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by a First Supplemental Indenture, to be dated as of December 15, 2017 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”), between the Company and the Trustee. The aforesaid Securities (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the Securities subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Underwritten Securities”. Securities issued in book-entry form will be issued to Cede & Co. as nominee of the Depository Trust Company (“DTC”) pursuant to a blanket letter of representations, dated as of December 4, 2017 (the “DTC Agreement”), between the Company and DTC.

The Company understands that the Underwriters propose to make a public offering of the Underwritten Securities as soon as the Representative deems advisable after this agreement (this “Agreement”) has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form N-2, as amended, (File No. 333-220385), covering the registration of the Company’s debt securities and common stock under the Securities Act of 1933, as amended (the “Securities Act”), which registration statement has been declared effective by the Commission (the date and time as of which the registration statement was declared effective by the Commission, the “Effective Date”). The Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Company has also filed with the Commission a preliminary prospectus supplement, dated December 12, 2017, which contains a base prospectus, dated November 1, 2017. Each prospectus used before such registration statement became effective, and any prospectus that omitted the Rule 430C Information (as defined below), that was used after the Effective Date and prior to the execution and delivery of this Agreement is referred to herein as the “Preliminary Prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430C (“Rule 430C”) of the rules and regulations of the Commission under the Securities Act (the “Securities Act Rules and Regulations”) and Rule 497 of the Securities Act Rules and Regulations. The information included in such prospectus that was omitted from such Preliminary Prospectus at the Effective Date but that is deemed to be part of such registration statement pursuant to Rule 430C of the Securities Act Rules and Regulations is referred to as “Rule 430C Information.” Unless the context otherwise requires, such registration statement, including all documents filed as a part thereof, and including the Preliminary Prospectus, and also including any Rule 430C Information contained in a prospectus subsequently filed with the Commission pursuant to Rule 497 of the Securities Act Rules and Regulations and deemed to be part of the registration statement and also including any registration statement filed pursuant to Rule 462(b) of the Securities Act Rules and Regulations (the “Rule 462(b) Registration Statement”), is herein called the “Registration Statement.” The final prospectus in the form filed by the Company with the Commission pursuant to Rule 497 of the Securities Act Rules and Regulations on or before the second business day after the date hereof (or such earlier time as may be required under the Securities Act), which will include the base prospectus, dated November 1, 2017, together with a final prospectus supplement, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, the Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

A Form N-54A Notification of Election to be Subject to Sections 55 through 65 of the Investment Company Act of 1940 filed Pursuant to Section 54(a) of the Investment Company Act (File No. 814-00061) (the “Notification of Election”) was filed by the Company with the Commission on March 30, 1988 under the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Investment Company Act”).

1.	Representations and Warranties

(a)	The Company represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time referred to in Section 1(a)(i) hereof and as of each Delivery Date referred to in Section 4(b) hereof, and agrees with each Underwriter, as follows:

(i)

The Company is eligible to use Form N-2. The Registration Statement (and the Registration Statement as amended by any post-effective amendment if the Company shall have made any amendments thereto after the Effective Date) has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement (and the Registration Statement as amended by any post-effective amendment if the Company shall have made any amendments thereto after the Effective Date) has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, have been threatened by the Commission, and any request on the part of the Commission for additional information has been complied with. At the respective times the Registration Statement, the Rule 462(b) Registration Statement, if any, and any post-effective amendments thereto became effective, at the Applicable Time and at each applicable Delivery Date, the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act, the Securities Act Rules and Regulations and the Investment Company Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto (including any prospectus wrapper), at the time the Prospectus or any such amendment or supplement was issued, and at each applicable Delivery Date, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus and each Preliminary Prospectus complied when so filed in all material respects with the Securities Act, the Securities Act Rules and Regulations and the Investment Company Act except for any corrections to any Preliminary Prospectus that are made in the Prospectus, and each Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. As of the Applicable Time, the preliminary prospectus supplement, dated December 12, 2017, together with the prospectus, dated November 1, 2017, as filed with the SEC on December 12, 2017, and the information included on Exhibit II hereto, all considered together (collectively, the “General Disclosure Package”), did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As used in this subsection and elsewhere in this Agreement, “Applicable Time” means 4:30 p.m. (Eastern time) on December 12, 2017 or such other time as agreed by the Company and the Representative. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Preliminary Prospectus, the part of the Registration Statement that constitutes the Statement of Eligibility and Qualification under the Trustee Indenture Act (Form T-1) of the Trustee under the Indenture (the “Trustee Eligibility Statement”), the Prospectus (or any amendment or supplement thereto) or the General Disclosure Package made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto), the Trustee Eligibility Statement (or any amendment or supplement thereto) or the General Disclosure Package, which information is limited to the information set forth in Section 8(e).

(ii)	Any written materials provided to investors by, or with the prior written approval of, the Company specifically for use in any roadshow or investor presentations made to investors by the Company in connection with the marketing of the offering of the Underwritten Securities (whether in person or electronically) (collectively, the “Marketing Materials”), considered together with the General Disclosure Package, do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. All Marketing Materials complied and will comply in all material respects with the applicable requirements of the Securities Act, the Securities Act Rules and Regulations, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission under the Exchange Act (the “Exchange Act Rules and Regulations” and, together with the Securities Act Rules and Regulations, collectively, the “Rules and Regulations”), the Investment Company Act and the rules and interpretations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) (except that this representation and warranty does not apply to statements in or omissions from the Marketing Materials made in reliance upon and in conformity with information relating to the Underwriters furnished to the Company by the Underwriters expressly for use therein).

(iii)	The Commission has not issued any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus or suspended the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or, to the knowledge of the Company, threatened by the Commission.

(iv)	The Company has been duly organized, is validly existing and is in good standing as a corporation in the State of Texas and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing would not, in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, stockholders’ equity, prospects, properties, management or business of the Company (a “Material Adverse Effect”); the Company has all corporate power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged.

(v)

The Company’s only consolidated subsidiaries (each, a “Subsidiary” and collectively, the “Subsidiaries”) are listed on Exhibit I hereto. Each of the Subsidiaries and, to the knowledge of the Company, I-45 SLF LLC (“I-45”), and Media Recovery, Inc. (“MRI” and together with I-45, the “Controlled Portfolio Companies”), has been duly organized, is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing would not, in the aggregate, reasonably be expected to have a Material Adverse Effect; the Subsidiaries have the power and authority, corporate or otherwise, necessary to own or hold their properties and to conduct the businesses in which they are engaged.

(vi)	The Company has an authorized capitalization as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Capitalization,” and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, conform in all material respects to the description thereof contained in the Registration Statement and were issued in compliance with federal and state securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right. All of the capital stock or limited liability company interests of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(vii)	The Underwritten Securities being sold pursuant to this Agreement have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when duly executed, issued, authenticated and delivered, against payment of the consideration therefor in accordance with this Agreement, will be valid and legally binding obligations of the Company enforceable in accordance with their terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity regardless of whether in a proceeding at equity or at law), and will be entitled to the benefits of the Indenture; and the Underwritten Securities and the Indenture conform in all material respects to the statements relating thereto contained in the General Disclosure Package and the Prospectus.

(viii)	The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Indenture, the Underwritten Securities and the DTC Agreement.

(ix)	(A) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid, binding and enforceable instrument of the Company (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity regardless of whether in a proceeding at equity or at law). (B) The Base Indenture has been duly authorized, executed and delivered by the Company, the Supplemental Indenture has been duly authorized, will be executed and delivered by the Company on the Initial Delivery Date (as defined below) and, when the Supplemental Indenture is executed and delivered by the Trustee, the Indenture will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity regardless of whether in a proceeding at equity or at law). (C) The DTC Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity regardless of whether in a proceeding at equity or at law).

(x)	The execution, delivery and performance of this Agreement, the Indenture, the Underwritten Securities and the DTC Agreement by the Company, the consummation of the transactions contemplated hereby and thereby and the application of the proceeds from the sale of the Underwritten Securities as described under “Use of Proceeds” in the Registration Statement and the Prospectus will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries, or constitute a default or Repayment Event (as defined below) under, any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which the Company or its Subsidiaries is a party or by which the Company or its Subsidiaries is bound or to which any of the property or assets of the Company or its Subsidiaries is subject, except for such conflicts, breaches or violations that would not, in the aggregate, reasonably be expected to result in a Material Adverse Effect; (B) result in any violation of the provisions of the charter or bylaws or other organizational documents of the Company or its Subsidiaries; or (C) to the knowledge of the Company, result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or its Subsidiaries or any of their properties or assets. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Subsidiaries.

(xi)	No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Company, its Subsidiaries, the Controlled Portfolio Companies or any of their properties or assets is required to be obtained by the Company for the execution, delivery and performance of this Agreement, the Indenture, the Securities and the DTC Agreement by the Company, the consummation of the transactions contemplated hereby and thereby and the application of the proceeds from the sale of the Underwritten Securities as described under “Use of Proceeds” in the Registration Statement and the Prospectus, except for the registration of the Underwritten Securities under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the sale of the Underwritten Securities and in connection with the listing of the Underwritten Securities on The Nasdaq Global Select Market (the “Exchange”).

(xii)	Except as identified in the Registration Statement and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement.

(xiii)	The Company has not sold or issued any securities that would be required to be integrated with the sale and delivery of the Underwritten Securities contemplated by this Agreement pursuant to the Securities Act or the Securities Act Rules and Regulations.

(xiv)	Since September 30, 2017, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there has not been any material change in the capital stock or short term or long term debt of the Company, its Subsidiaries, I-45 or, to the knowledge of the Company, MRI or any material adverse change, or, to the Company’s knowledge, any development involving a prospective material adverse change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, prospects, properties, management or business of the Company, its Subsidiaries, I-45 or, to the knowledge of the Company, MRI taken as a whole, in each case except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xv)	Since the date as of which information is given in the General Disclosure Package and the Prospectus and except as may otherwise be described in the General Disclosure Package and the Prospectus, the Company has not (A) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business; (B) entered into any material transaction not in the ordinary course of business; or (C) declared or paid any dividend on its capital stock.

(xvi)	The financial statements (including the related notes and supporting schedules) included in the Registration Statement, the General Disclosure Package and the Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly the financial condition, results of operations and cash flows of the Company at the dates and for the periods indicated and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved. The selected financial information and data included in the Registration Statement, the General Disclosure Package and the Prospectus have been prepared on a basis consistent with that of the books and records of the Company, I-45 and MRI, as applicable.

(xvii)	Grant Thornton LLP, which audited certain financial statements of the Company and whose report appears in the Registration Statement, the General Disclosure Package and the Prospectus, and which has delivered its letter referred to in Section 7(g)(i) hereof, is an independent registered public accounting firm as required by the Securities Act, the Investment Company Act, the Rules and Regulations and the rules of the Public Company Accounting Oversight Board (the “PCAOB”).

(xviii)	RSM US LLP, which audited certain financial statements of I-45 and is the Company’s current auditor and whose report with respect to the financial statements of I-45 appears in the Registration Statement, the General Disclosure Package and the Prospectus, and which has delivered its letters referred to in Sections 7(g)(ii) and 7(g)(iii) hereof, is an independent registered public accounting firm as required by the Securities Act, the Investment Company Act, the Rules and Regulations and, with respect to the Company, the rules of the PCAOB and, with respect to I-45, the American Institute of Certified Public Accountants (the “AICPA”).

(xix)	Whitley Penn LLP, which audited certain financial statements of MRI and whose report appears in the Registration Statement, the General Disclosure Package and the Prospectus and which has delivered its letter referred to in Section 7(g)(iv) hereof, is an independent registered public accounting firm as required by the Securities Act, the Investment Company Act, the Rules and Regulations and the rules of the PCAOB.

(xx)	The Company, its Subsidiaries and, to the knowledge of the Company, its Controlled Portfolio Companies have good and marketable title in fee simple to all real property, have valid rights to lease or otherwise use and have good and marketable title to all personal property owned by them, material to the respective businesses of each of the Company, its Subsidiaries and, to the knowledge of the Company, its Controlled Portfolio Companies, in each case free and clear of all liens, encumbrances and defects, except such as (A) are described in the Registration Statement and the Prospectus; (B) do not materially interfere with the use made and proposed to be made of such property by the Company, its Subsidiaries and, to the knowledge of the Company, its Controlled Portfolio Companies; or (C) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and all assets held under lease by the Company, its Subsidiaries and to the knowledge of the Company, its Controlled Portfolio Companies are held by them under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by the Company, its Subsidiaries and, to the knowledge of the Company, its Controlled Portfolio Companies.

(xxi)	Any statistical and market related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate.

(xxii)	Neither the Company nor any Subsidiary is and, after giving effect to the offering and sale of the Underwritten Securities and the application of the proceeds therefrom as described under “Use of Proceeds” in the Registration Statement and the Prospectus, will be, required to register as a “registered management investment company” under the Investment Company Act.

(xxiii)	(A) The Company has duly elected to be regulated by the Commission as a business development company (“BDC”) under the Investment Company Act and has not withdrawn that election, and no order of suspension or revocation has been issued or proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission. Subject to the filing of the Registration Statement and the Prospectus, all required action has been taken by the Company under the Securities Act and the Investment Company Act to make the public offering and consummate the sale of the Underwritten Securities as provided in this Agreement; (B) the provisions of the Company’s charter and bylaws and the investment objective, policies and restrictions described in the Registration Statement and the Prospectus, assuming they are implemented as described, comply in all material respects with the requirements of the Investment Company Act; and (C) the operations of the Company are in compliance in all material respects with the provisions of the Investment Company Act applicable to BDCs.

(xxiv)	The Company has duly authorized, executed and delivered any agreements pursuant to which it made the investments described in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Portfolio Companies” with corporations or other entities.

(xxv)	There are no legal or governmental actions, suits or proceedings pending to which the Company, its Subsidiaries or I-45 is a party or of which any property or assets of the Company or its Subsidiaries is the subject that would be required to be described in the General Disclosure Package or the Prospectus and is not so described or that would, in the aggregate, reasonably be expected to have an adverse effect on the performance of this Agreement, the Indenture or the consummation of the transactions contemplated hereby or thereby; and to the Company’s knowledge, no such actions, suits or proceedings are threatened by governmental authorities or others.

(xxvi)	There are no contracts or other documents of a character required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement that are not described and filed as required; and the statements made in the Registration Statement and the Prospectus under the captions “Regulation,” “Material U.S. Federal Income Tax Considerations,” “Description of our Debt Securities” and “Description of the Notes,” insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

(xxvii)	Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, no relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers or stockholders of the Company, on the other hand, that is required to be described in the Registration Statement, the General Disclosure Package or the Prospectus which is not so described.

(xxviii)	No labor disturbance by the employees of the Company, its Subsidiaries, I-45 or, to the knowledge of the Company, MRI exists or, to the knowledge of the Company, is threatened that would reasonably be expected to have a Material Adverse Effect.

(xxix)	The Company, each Subsidiary and, to the knowledge of the Company, each Controlled Portfolio Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company, each Subsidiary and, to the knowledge of the Company, each Controlled Portfolio Company would have any material liability; the Company, each Subsidiary and, to the knowledge of the Company, each Controlled Portfolio Company has not incurred and does not expect to incur any material liability (i) under Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) for failure to meet the requirements of Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company, any Subsidiary, or, to the knowledge of the Company, any Controlled Portfolio Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification.

(xxx)	The Company, its Subsidiaries, and, to the knowledge of the Company, each Controlled Portfolio Company have (A) filed all federal, state, local and foreign tax returns required to be filed through the date hereof, subject to permitted extensions, and all such tax returns are true, complete and correct in all material respects; and (B) paid all material taxes required to be paid, and no tax deficiency has been determined adversely to the Company or its Subsidiaries, nor does the Company or any of its Subsidiaries have any knowledge of any tax deficiencies that would, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxxi)	Commencing with its taxable year ended April 30, 2014, the Company has qualified as a regulated investment company (“RIC”) (within the meaning of Section 851(a) of the Code) and the Company intends to continue to operate so as to qualify as a RIC.

(xxxii)	Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, each Controlled Portfolio Company (A) is in violation of its charter, bylaws or other organizational documents; (B) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject; or (C) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (B) and (C), to the extent any such conflict, breach, violation or default would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxxiii)	The Company makes and keeps accurate books and records and the Company maintains effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act and a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets; (C) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for the Company’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the Company’s most recent audited fiscal year, there have been, to the Company’s knowledge, no changes in the Company’s internal control over financial reporting that could significantly affect internal control over financial reporting nor are there any significant deficiencies or material weaknesses.

(xxxiv)	(A) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act); (B) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company in the reports it will file or submit under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to management of the Company, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure to be made; and (C) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(xxxv)	There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with the applicable provisions of the Sarbanes Oxley Act of 2002 (the “Sarbanes Oxley Act”) and the rules and regulations promulgated thereunder.

(xxxvi)	The Company, its Subsidiaries and, to the knowledge of the Company, its Controlled Portfolio Companies have such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to conduct their businesses in the manner described in the Registration Statement, the General Disclosure Package and the Prospectus, except for any failures of the foregoing that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect; the Company and each of its Subsidiaries has fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect.

(xxxvii)	The Company and its Subsidiaries own or possess, or can acquire on reasonable terms, adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others.

(xxxviii)	Neither the Company nor any of its Subsidiaries or I-45 nor, to the knowledge of the Company, MRI is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which would reasonably be expected to have a Material Adverse Effect.

(xxxix)	There are no material restrictions, limitations or regulations with respect to the ability of the Company to invest its assets as described in the Registration Statement, the General Disclosure Package or the Prospectus, other than as described therein. Each Subsidiary and, to the knowledge of the Company, each Controlled Portfolio Company is not currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on its limited liability company interests, from repaying to the Company any loans or advances to it from the Company or from transferring any of its property or assets to the Company, except as described in or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus.

(xl)	Neither the Company nor any of its Subsidiaries or I-45 nor, to the knowledge of the Company, MRI, nor, to the knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of the Company or its Subsidiaries, has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (C) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(xli)	The operations of the Company, its Subsidiaries, I-45 and, to the knowledge of the Company, MRI are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, its Subsidiaries, I-45 and, to the knowledge of the Company, MRI with respect to any of the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xlii)	Neither the Company nor its Subsidiaries or I-45 nor, to the knowledge of the Company, MRI nor, to the knowledge of the Company, any director, officer, agent, or employee of the Company, its Subsidiaries, I-45 or, to the knowledge of the Company, MRI is currently the subject of any U.S. sanctions, including those administered by the Office of Foreign Assets Control of the U.S. Treasury Department; and the Company will not directly, or indirectly knowingly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing any activities of or with any person currently the subject of any U.S. sanctions.

(xliii)	The Company has not distributed and, prior to the completion of the distribution of the Underwritten Securities, will not distribute any offering material in connection with the offering and sale of the Underwritten Securities other than the Preliminary Prospectus, the Prospectus or any statement made in accordance with Rule 482 of the Securities Act Rules and Regulations (a “Rule 482 Statement”) to which the Representative has consented.

(xliv)	Except pursuant to this Agreement, the Company (A) has not taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Underwritten Securities; (B) has not since the filing of the Registration Statement sold, bid for or purchased, or paid anyone any compensation for soliciting purchases of, the Underwritten Securities; and (C) will not, until the completion of the distribution (within the meaning of the anti-manipulation rules under the Exchange Act) of the Underwritten Securities, sell, bid for or purchase, pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(xlv)	The Company will use its best efforts to have the Exchange approve the Underwritten Securities for listing within thirty (30) days of the date of the Prospectus.

(b)	Any certificate signed by any officer of the Company and delivered to the Underwriters in connection with the offering and sale of the Underwritten Securities shall be deemed a representation and warranty by the Company as to matters covered thereby to such Underwriters.

2.	Purchase of the Underwritten Securities by the Underwriters.

(a)	On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell the Initial Securities to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the aggregate principal amount of the Initial Securities set forth opposite that Underwriter’s name in Schedule A hereto.

(b)	In addition, the Company grants to the Underwriters an option to purchase up to $7,500,000 additional aggregate principal amount of Option Securities (without giving effect to any accrued interest from the Initial Delivery Date to the Option Securities Delivery Date, as defined below). The Option Securities may be purchased as provided in Section 4 hereof. Each Underwriter agrees, severally and not jointly, to purchase the aggregate principal amount of Option Securities that bears the same proportion to the aggregate principal amount of Option Securities to be sold on such Delivery Date as the aggregate principal amount of Initial Securities set forth in Schedule A hereto opposite the name of such Underwriter bears to the aggregate principal amount of Initial Securities.

(c)	The price of both the Initial Securities and any Option Securities purchased by the Underwriters shall be 97% of the aggregate principal amount. The Company shall not be obligated to deliver any of the Initial Securities or Option Securities to be delivered on the applicable Delivery Date, except upon payment for all such Underwritten Securities to be purchased on such Delivery Date as provided herein.

3.	Offering of Securities by the Underwriters. Upon authorization by the Representative of the release of the Initial Securities, the several Underwriters propose to offer the Initial Securities for sale upon the terms and conditions to be set forth in the Prospectus.

4.	Delivery of and Payment for the Underwritten Securities.

(a)	Delivery of and payment for the Initial Securities shall be made at 10:00 A.M., New York City time, on the third full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representative and the Company. This date and time are sometimes referred to as the “Initial Delivery Date.” Delivery of the Initial Securities shall be made to the Representative for the account of each Underwriter against payment by the several Underwriters through the Representative of the aggregate purchase price of the Initial Securities being sold by the Company to or upon the order of the Company by wire transfer in immediately available funds to the accounts specified by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Company shall deliver the Initial Securities through the facilities of DTC unless the Representative shall otherwise instruct.

(b)	The option granted in Section 2(b) hereof will expire 30 days after the date of this Agreement and may be exercised in whole or in part on not more than one occasion by written notice being given to the Company by the Representative; provided that if such date falls on a day that is not a business day, the option granted in Section 2(b) will expire on the next succeeding business day. Such notice shall set forth the aggregate principal amount of Option Securities as to which the option is being exercised, the names in which the Option Securities are to be registered, the denominations in which the Option Securities are to be issued and the date and time, as determined by the Representative, when the Option Securities are to be delivered; provided, however, that this date and time shall not be earlier than the Initial Delivery Date nor earlier than the first business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. The date and time the Option Securities are delivered is sometimes referred to as an “Option Securities Delivery Date,” and the Initial Delivery Date and any Option Securities Delivery Date are sometimes each referred to as a “Delivery Date.”

(c)

Delivery of the Option Securities by the Company and payment for the Option Securities by the several Underwriters through the Representative shall be made at 10:00 A.M., New York City time, on the date specified in the corresponding notice described in the preceding paragraph or at such other date or place as shall be determined by agreement between the Representative and the Company. On the Option Securities Delivery Date, the Company shall deliver or cause to be delivered the Option Securities to the Representative for the account of each Underwriter against payment by the several Underwriters through the Representative and of the aggregate purchase price of the Option Securities being sold by the Company to or upon the order of the Company of the purchase price by wire transfer in immediately available funds to the accounts specified by the Company (without giving effect to any accrued interest from the Initial Delivery Date to the Option Securities Delivery Date). Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Company shall deliver the Option Securities through the facilities of DTC unless the Representative shall otherwise instruct.

5.	Further Agreements of the Company and the Underwriters.

(a)	The Company agrees:

(i)	During any period that a prospectus relating to the Underwritten Securities is required to be delivered under the Securities Act (but in any event through the applicable Delivery Date), (A) to comply with the requirements of Rule 415, Rule 430C and Rule 497 of the Securities Act Rules and Regulations; (B) to prepare the Prospectus in a form approved by the Representative and to file such Prospectus pursuant to Rule 497 of the Securities Act Rules and Regulations not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; (C) to make no further amendment or any supplement to the Registration Statement or the Prospectus which shall be disapproved by the Representative promptly after reasonable notice thereof (unless in the reasonable determination of the Company such amendment or supplement is required by applicable law); (D) to advise the Representative, promptly after it receives notice thereof, of the time when any or amendment or supplement to the Registration Statement (including any filing pursuant to Rule 462(b) of the Securities Act Rules and Regulations) or the Prospectus has been filed and to furnish the Representative with copies thereof; and (E) to advise the Representative, promptly after it receives notice thereof of (i) the time when any post-effective amendment to the Registration Statement shall become effective; (ii) the receipt of any comments from the Commission; (iii) the request by the Commission for any amendment to the Registration Statement; (iv) the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus; (v) the suspension of the qualification of the Underwritten Securities for offering or sale in any jurisdiction (vi) the initiation or threatening of any proceeding or examination for any such purpose; or (vii) any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or for additional information related to the Registration Statement or the offering contemplated thereby; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus suspending any such qualification, to use promptly its commercially reasonable best efforts to obtain its withdrawal;

(ii)	To furnish promptly to the Representative and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

(iii)

To deliver promptly and without charge to the Representative such number of the following documents as the Representative shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement), (B) the Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, (C) any Rule 482 Statement and (D) if the delivery of a Prospectus is required at any time after the date hereof in connection with the offering or sale of the Underwritten Securities or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representative and, upon its request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representative may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance. The copies of the Registration Statement, the Preliminary Prospectus, the Prospectus or amendment or supplement thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, expect to the extent permitted by Regulation S-T;

(iv)	To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the reasonable judgment of the Company or the Representative, be required by the Securities Act or requested by the Commission; and, prior to filing with the Commission any amendment or supplement to the Registration Statement or to the Prospectus, to furnish a copy thereof to the Representative and counsel for the Underwriters;

(v)	To use its commercially reasonable best efforts to comply with the Securities Act and the Rules and Regulations so as to permit the completion of the distribution of the Underwritten Securities as contemplated in this Agreement and in the Prospectus. If at any time when a Prospectus is required by the Securities Act to be delivered in connection with the sale of the Underwritten Securities, any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances existing at the time it is delivered to the purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the Securities Act or the Rules and Regulations, the Company will promptly prepare and file with the Commission, subject to Section 5(a)(iv) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request;

(vi)	If there occurs an event or development prior to the Initial Delivery Date as a result of which the General Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, to promptly notify the Underwriters so that any use of the General Disclosure Package may cease until it is amended or supplemented if needed (at the sole cost to the Company);

(vii)	As soon as reasonably practicable after the Effective Date, to make generally available to the Company’s security holders and to deliver to the Representative an earnings statement of the Company and, to the extent required by the Commission, of I-45 and MRI (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158 of the Securities Act Rules and Regulations);

(viii)	During the period during which the Prospectus is required to be delivered under the Securities Act, to file all documents required to be filed with the Commission pursuant to the Exchange Act within the time period required by the Exchange Act and the rules and regulations of the Commission thereunder;

(ix)	Promptly from time to time to take such action as the Representative may reasonably request to qualify the Underwritten Securities for offering and sale under the securities laws of such jurisdictions as the Representative may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Underwritten Securities; provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject;

(x)	For a period commencing on the date hereof and ending on the 45 day after the date of the Prospectus (the “Lock Up Period”), not to, directly or indirectly, (1) offer for sale, sell, contract to sell, pledge, grant any option or contract to purchase, make any short sale or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by the Company at any time during such 45-day period) any debt securities issued or guaranteed by the Company or any securities convertible into or exercisable or exchangeable for debt securities issued or guaranteed by the Company, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such debt securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of debt securities or other securities, in cash or otherwise, (3) file or cause to be filed a registration statement, including any amendments, with respect to the registration of any debt securities issued or guaranteed by the Company or any securities convertible into or exercisable or exchangeable for debt securities issued or guaranteed by the Company, or (4) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Representative on behalf of the Underwriters;

(xi)	To apply the net proceeds from the sale of the Underwritten Securities being sold by the Company as set forth in the Prospectus and the General Disclosure Package under “Use of Proceeds”;

(xii)	To use its commercially reasonable efforts to effect, within 30 days of the Initial Delivery Date, the listing of the Underwritten Securities on the Exchange;

(xiii)	When and to the extent required by law, comply in all material respects with all applicable securities and other laws, rules and regulations, including without limitation, the Sarbanes Oxley Act, and to use its best efforts to cause its officers, directors and employees, in their capacities as such, to comply in all material respects with such laws, rules and regulations, including without limitation, the Sarbanes Oxley Act;

(xiv)	To use its best efforts to maintain its status as a BDC under the Investment Company Act; provided, however, the Company may cease to be, or withdraw its election as a BDC under the Investment Company Act, with the approval of its board of directors and a vote of its stockholders as required by Section 58 of the Investment Company Act, or a successor provision;

(xv)	To use its best efforts to maintain its qualification as a RIC under the Code for each taxable year during which it is a BDC under the Investment Company Act;

(xvi)	To cooperate with the Representative and use its commercially reasonable efforts to permit the Underwritten Securities to be eligible for clearance and settlement through the facilities of DTC; and

(xvii)	Except for the authorization of actions permitted to be taken by the Underwriters as contemplated by the Underwriters herein or in the Prospectus, not to take, directly or indirectly, any action designed to cause or to result in, or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the issuance of the sale or resale of the Underwritten Securities.

6.	Expenses. The Company agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all costs, expenses, fees and stamp or transfer taxes incident to and in connection with its obligations under this Agreement, including (a) the authorization, issuance, sale and delivery of the Underwritten Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Underwritten Securities, and the preparation and printing of certificates for the foregoing; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), the Preliminary Prospectus, the Prospectus and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), the Preliminary Prospectus, the Prospectus and any amendment or supplement thereto, all as provided in this Agreement; (d) the production and distribution of this Agreement, any supplemental agreement among Underwriters, the Indenture, any other related documents in connection with the offering, purchase, sale and delivery of the Underwritten Securities; (e) any required review by FINRA of the terms of sale of the Underwritten Securities (including related fees and expenses of counsel to the Underwriters not to exceed $10,000 in the aggregate); (f) the inclusion of the Underwritten Securities on the Exchange; (g) the qualification of the Underwritten Securities under the securities laws of the several jurisdictions as provided in Section 5(a)(viii) hereof and the preparation, printing and distribution of a blue sky memorandum (including related fees and expenses of counsel to the Underwriters); (h) the fees and disbursements of the Company’s counsel, accountants and other advisors, (i) the investor presentations on any “road show” undertaken in connection with the marketing of the Underwritten Securities, including, without limitation, expenses associated with any electronic roadshow, travel and lodging expenses of the officers of the Company and the cost of any aircraft chartered by the Company in connection with the road show; (j) the fees and expenses of the Trustee and any transfer agent, registrar or depositary in connection with the issuance of the Underwritten Securities; and (k) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement and any transfer taxes payable in connection with its sales of Underwritten Securities to the Underwriters; provided that, except as provided in this Section 6 and Section 11 hereof, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Underwritten Securities which they may sell and the expenses of advertising any such offering of the Underwritten Securities made by the Underwriters, and the travel and lodging expenses of the Underwriters in connection with the road show or otherwise relating to the subject matter of this Agreement; provided, however, that, in addition to the amount set forth in clause (e) above, the Company agrees to reimburse the Underwriters for a portion of the costs and expenses of counsel for the Underwriters in an additional amount not to exceed $25,000.

7.	Conditions of Underwriters’ Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company’s officers made in each certificate furnished pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(a)	The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a)(i) hereof. The Registration Statement (including any filing pursuant to Rule 462(b) of the Securities Act Rules and Regulations), has become effective; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with. A prospectus containing the Rule 430C Information shall have been filed with the Commission in accordance with Rule 497 of the Securities Act Rules and Regulations.

(b)	No Underwriter shall have discovered and disclosed to the Company on or prior to such Delivery Date that the Registration Statement, the Prospectus or the General Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the Representative’s sole discretion, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c)	All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Underwritten Securities, the Registration Statement, the General Disclosure Package and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d)	Eversheds Sutherland (US) LLP shall have furnished to the Representative its written opinion, as counsel to the Company, addressed to the Underwriters and dated each Delivery Date, in form and substance reasonably satisfactory to the Representative.

(e)	Jones Day shall have furnished to the Representative its written opinion and negative assurance letter, as counsel to the Company, addressed to the Underwriters and dated each Delivery Date, in form and substance reasonably satisfactory to the Representative.

(f)	Fried, Frank, Harris, Shriver & Jacobson LLP, shall have furnished to the Representative its written opinion and negative assurance letter, as counsel to the Representative, addressed to the Underwriters and dated each Delivery Date, in form and substance reasonably satisfactory to the Representative.

(g)	At the time of execution of this Agreement, the Representative shall have received:

(i)	From Grant Thornton LLP a letter, in form and substance satisfactory to the Representative, with respect to the Company, addressed to the Underwriters and dated the date hereof, (1) confirming that it is an independent registered public accounting firm as required by the Securities Act, the Investment Company Act, the Rules and Regulations and the rules of the PCAOB and (2) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings;

(ii)	From RSM US LLP a letter, in form and substance satisfactory to the Representative, with respect to the Company, addressed to the Underwriters and dated the date hereof, (1) confirming that it is an independent registered public accounting firm as required by the Securities Act, the Investment Company Act, the Rules and Regulations and the rules of the PCAOB and (2) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings;

(iii)	From RSM US LLP a letter, in form and substance satisfactory to the Representative, with respect to I-45, addressed to the Underwriters and dated the date hereof, (1) confirming that it is an independent registered public accounting firm as required by the Securities Act, the Investment Company Act, the Rules and Regulations and the rules of the AICPA and (2) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings; and

(iv)

From Whitley Penn LLP a letter, in form and substance satisfactory to the Representative, with respect to MRI, addressed to the Underwriters and dated the date hereof, (1) confirming that it is an independent registered public accounting firm as required by the Securities Act, the Investment Company Act, the Rules and Regulations and the rules of the PCAOB and (2) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(h)	With respect to the letters referred to in paragraphs (g)(i) through (iv) above and delivered to the Representative concurrently with the execution of this Agreement (each, an “initial letter”), the Company shall have caused each of Grant Thornton LLP, RSM US LLP and Whitley Penn LLP to furnish to the Representative a letter (each, a “bring down letter”) of such firm, addressed to the Underwriters and dated as of each Delivery Date (i) stating, as of the date of such bring down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of such bring down letter), the conclusions and findings of such firms with respect to the financial information and other matters covered by the applicable initial letter and (ii) confirming in all material respects the conclusions and findings set forth in the applicable initial letter.

(i)	The Company shall have furnished to the Representative a certificate, dated each Delivery Date, executed on its behalf by its (a) President and Chief Executive Officer and (b) its Chief Financial Officer stating that:

(i)	The representations, warranties and agreements of the Company in Section 1 hereto are true and correct on and as of each Delivery Date, except for any such representation or warranty that speaks only as of an earlier date or time, which is true and correct as of such earlier specified date and time, and the Company has complied in all material respects with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to each Delivery Date;

(ii)	No stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened;

(iii)	They have reviewed the Registration Statement, the Prospectus and the General Disclosure Package, and, in their opinion, (A) (1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on each Delivery Date, and (3) the General Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in light of the circumstances under which they were made) not misleading and (B) since the Effective Date, no event has occurred that is required to be set forth and which has not been set forth in a supplement or amendment to the Registration Statement or the Prospectus; and

(iv)	Since the date of the most recent balance sheet included in the Prospectus, there has not been any Material Adverse Effect.

(j)	On the date of this Agreement and on each Delivery Date, the Underwriters shall have received from the Chief Financial Officer of the Company a certificate in form and substance reasonably satisfactory to the Underwriters.

(k)	Prior to each Delivery Date, the Company and its Subsidiaries shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request in good faith.

(l)	Between the Applicable Time and the Initial Delivery Date and any Option Securities Delivery Date, as the case may be, there shall not have occurred any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company and its Subsidiaries, taken as a whole, from that set forth in the Prospectus that, in the judgment of the Representative, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Underwritten Securities being delivered on such Delivery Date on the terms and in the manner contemplated in the General Disclosure Package and the Prospectus.

(m)	Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, The Nasdaq Global Select Market or the American Stock Exchange, or trading in any securities of the Company on any exchange, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by United States Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the public offering or delivery of the Underwritten Securities being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(n)	At or prior to the Initial Delivery Date, the Company and the Trustee shall have executed and delivered the Indenture.

(o)	At or prior to the Initial Delivery Date, the Company shall have executed and delivered the DTC Agreement.

(p)	Between the Applicable Time and the Initial Delivery Date and any Option Securities Delivery Date, as the case may be, there shall not have been any decrease in the rating of any debt of the Company or any Subsidiaries by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act), or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change, and no such organization shall have publicly announced it has under surveillance or review any such rating.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

8.	Indemnification and Contribution.

(a)

The Company shall indemnify and hold harmless each Underwriter, its directors, officers, employees, agents, affiliates and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Underwritten Securities), to which that Underwriter, director, officer, employee, agent, affiliate or controlling person may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, including the Rule 430C Information (including the information on Exhibit II hereto), or the General Disclosure Package; (B) any Rule 482 Statement; or (C) any Marketing Materials, (ii) the omission or alleged omission to state in the Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, including the Rule 430C Information (including the information on Exhibit II hereto), the General Disclosure Package, any Rule 482 Statement, or any Marketing Materials, any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made in the case of the Preliminary Prospectus or Rule 482 Statement, or any amendment or supplement thereto, not misleading or, and shall reimburse each Underwriter and each such director, officer, employee, agent, affiliate or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee, agent, affiliate or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Prospectus, the Registration Statement, the Prospectus, or in any such amendment or supplement thereto, including the Rule 430C Information (including the information on Exhibit II hereto), the General Disclosure Package, any Rule 482 Statement, or any Marketing Materials, in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(e) hereof. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any director, officer, employee, agent or affiliate or controlling person of that Underwriter.

(b)	Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its directors (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), officers and employees, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, or in any amendment or supplement thereto, including the Rule 430C Information (including the information on Exhibit II hereto), the General Disclosure Package, any Rule 482 Statement, or any Marketing Materials, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, or in any amendment or supplement thereto, the Rule 430C Information (including the information on Exhibit II hereto), the General Disclosure Package, any Rule 482 Statement, or any Marketing Materials, any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made in the case of any Preliminary Prospectus or Rule 482 Statement, or any amendment or supplement thereto, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representative by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(e) hereof. The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Company or any such director, officer, employee, affiliate or controlling person.

(c)

Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representative shall have the right to employ counsel to represent jointly the Representative and those other Underwriters and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company under this Section 8 if (i) the Company and the Underwriters shall have so mutually agreed; (ii) the Company has failed within a reasonable time to retain counsel reasonably satisfactory to the Underwriters; (iii) the Underwriters and their respective directors, officers, employees and controlling persons shall have reasonably concluded based upon the advice of counsel that there may be legal defenses available to them that are different from or in addition to those available to the Company; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Underwriters or their respective directors, officers, employees or controlling persons, on the one hand, and the Company, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the Company. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d)

If the indemnification provided for in this Section 8 shall for any reason be unavailable or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage liability or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other, from the offering of the Underwritten Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage, liability or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds (meaning total proceeds after deducting the underwriting discounts and commissions) from the offering of the Underwritten Securities purchased under this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Underwritten Securities purchased under this Agreement, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage liability or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the underwriting commissions from the sale of the Underwritten Securities underwritten by it exceeds the amount of any damages that such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

(e)	The Underwriters severally confirm and the Company acknowledges and agrees that (i) the statements regarding the concession and reallowance figures by the Underwriters, (ii) the fourth paragraph under the heading “Underwriting,” (iii) the seventh paragraph under the heading “Underwriting”, (iv) the first paragraph appearing under the heading “Underwriting—Stabilization” and (v) the paragraph appearing under the heading “Underwriting—Electronic Distribution” in the Preliminary Prospectus and the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Preliminary Prospectus, the Registration Statement, the General Disclosure Package, the Prospectus or in any amendment or supplement thereto, including the Rule 430C Information, any Rule 482 Statement, or any Marketing Materials.

(f)	Notwithstanding any other provision of this Section 8, no party shall be entitled to indemnification and contribution under this Agreement in violation of Section 17(i) of the Investment Company Act.

9.

Defaulting Underwriters. If, on any Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Initial Securities or Option Securities, as applicable, as to which such defaulting Underwriter failed to deliver payment on such Delivery Date in the respective proportions which the aggregate principal amount of the Initial Securities set forth opposite the name of each remaining non-defaulting Underwriter in Schedule A hereto bears to the aggregate principal amount of the Initial Securities set forth opposite the names of all the remaining non-defaulting Underwriters in Schedule A hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Initial Securities or Option Securities, as applicable, on such Delivery Date if the aggregate principal amount of the Initial Securities or Option Securities, as applicable, as to which the defaulting Underwriter failed to deliver payment on such date exceeds 10% of the aggregate principal amount of the Initial Securities or Option Securities, as applicable, to be delivered on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 10% of the aggregate principal amount of the Initial Securities or Option Securities, as applicable, that it agreed to purchase on such Delivery Date pursuant to the terms of Section 2 hereof. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representative who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Initial Securities or Option Securities, as applicable, to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representative do not elect to purchase the Initial Securities or Option Securities, as applicable, as to which the defaulting Underwriter or Underwriters agreed but failed to deliver payment on such Delivery Date, this Agreement (or, with respect to any Option Securities Delivery Date, the obligation of the Underwriters to purchase, and of the Company to sell, the Option Securities) shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 11 hereof. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule A hereto that, pursuant to this Section 9, purchases Underwritten Securities that a defaulting Underwriter agreed but failed to purchase. Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default. If other Underwriters are obligated or agree to purchase the Underwritten Securities of a defaulting or withdrawing Underwriter, either the Representative or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

10.	Termination. The obligations of the Underwriters hereunder may be terminated by the Representative by notice given to and received by the Company prior to delivery of and payment for the Initial Securities if, prior to that time, any of the events described in Sections 7(l) and 7(m) hereof shall have occurred or if the Underwriters shall decline to purchase the Underwritten Securities for any reason permitted under this Agreement.

11.	Reimbursement of Underwriters’ Expenses. If (a) the Company shall fail to tender the Underwritten Securities for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition to the Underwriters’ obligations hereunder required to be fulfilled by the Company is not fulfilled for any reason or (b) the Underwriters shall decline to purchase the Underwritten Securities for any reason permitted under this Agreement, the Company will reimburse the Underwriters for reasonable out of pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Underwritten Securities, and upon demand the Company shall pay the full amount thereof to the Representative. If this Agreement is terminated pursuant to Section 9 hereof by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

12.	Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

13.	No Fiduciary Duty. The Company acknowledges and agrees that in connection with this offering, the sale of the Underwritten Securities or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the Underwriters, on the other, exists; (ii) the Underwriters are not acting as advisors, expert or otherwise, to the Company, including, without limitation, with respect to the determination of any price at which the Underwritten Securities are offered by the Underwriters for sale, and such relationship between the Company, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arm’s length negotiations; (iii) any duties and obligations that the Underwriters may have to the Company shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Company. The Company hereby waives any claims that the Company may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

14.	Notices. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)	if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to:

Keefe, Bruyette & Woods, Inc.

787 Seventh Avenue

4th Floor

New York, New York 10019

With a copy (for informational purposes only) to:

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, New York 10004

Attention: Stuart Gelfond, Esq.

Facsimile: (212) 859-4000

(b)	if to the Company, shall be delivered or sent by mail or facsimile transmission to:

Capital Southwest Corporation

5400 Lyndon B. Johnson Freeway, Suite 1300

Dallas, Texas 75240

Attention: Michael S. Sarner

Facsimile: (214) 238-5701

With a copy (for informational purposes only) to:

Eversheds Sutherland (US) LLP

700 Sixth Street NW

Washington, DC 20001-3980

Attention: Harry Pangas, Esq.

Facsimile: (202) 637-3593

and

Jones Day

2727 North Harwood Street

Dallas, Texas 75201

Attention: David A. Kern, Esq.

Facsimile: (214) 969-5100

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by the Representative.

15.	Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the directors, officers, employees, agents and affiliates of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act and (B) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

16.	Survival. The respective indemnities, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Underwritten Securities and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

17.	Definition of the Term “Business Day”. For purposes of this Agreement, “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

18.	Governing Law. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (a “Claim”), directly or indirectly, shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of law provisions thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

19.	Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against the Underwriter or any indemnified party. Each of the Underwriters and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

20.	Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

21.	Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Remainder of Page Intentionally Left Blank.]

If the foregoing correctly sets forth the agreement between the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

CAPITAL SOUTHWEST CORPORATION

By:	/s/ Michael S. Sarner
Name:	Michael S. Sarner
Title:	Chief Financial Officer, Secretary and Treasurer

Accepted:

For itself and as a Representative of the several Underwriters named in Schedule A hereto

KEEFE, BRUYETTE & WOODS, INC.

By:	/s/ Allen G. Laufenberg
Authorized Representative

[Signature Page to Underwriting Agreement]

SCHEDULE A

Underwriter	Aggregate Principal Amount of Initial Securities to be Purchased
Keefe, Bruyette & Woods, Inc.	$21,000,000
Janney Montgomery Scott LLC	$11,000,000
Ladenburg Thalmann & Co. Inc.	$11,000,000
BB&T Capital Markets, a division of BB&T Securities, LLC	$3,500,000
B. Riley FBR, Inc.	$3,500,000

Total:	$50,000,000

Sch. A

EXHIBIT I

Capital Southwest Management Corporation

Capital Southwest Equity Investments, Inc.

Ex. I

EXHIBIT II

PRICING TERM SHEET

December 12, 2017

$50,000,000

Capital Southwest Corporation

5.95% Notes due 2022

The following sets forth the final terms of the 5.95% Notes due 2022 (the “Notes”) and should only be read together with the preliminary prospectus supplement dated December 12, 2017, together with the accompanying prospectus dated November 1, 2017, relating to these securities (the “Preliminary Prospectus”), and supersedes the information in the Preliminary Prospectus to the extent inconsistent with the information in the Preliminary Prospectus. In all other respects, this pricing term sheet is qualified in its entirety by reference to the Preliminary Prospectus. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Prospectus. All references to dollar amounts are references to U.S. dollars.

Issuer	Capital Southwest Corporation

Securities Offered	5.95% Notes due 2022

Principal Amount	$50,000,000 (which represents an increase of $15,000,000 from the offering size set forth in the Preliminary Prospectus)

Expected Rating*	Egan-Jones Ratings Company: A

Option to Purchase Additional Notes	$7,500,000

Maturity	December 15, 2022, unless earlier redeemed

Coupon	5.95%

Date Interest Starts Accruing	December 15, 2017

Interest Payment Dates	March 15, June 15, September 15 and December 15, commencing March 15, 2018

Record Dates	March 1, June 1, September 1 and December 1

Trade Date	December 12, 2017

Settlement Date**	December 15, 2017 (DTC) (T+3)

Issue Price	The offering price is, as to each purchaser, the price paid by such purchaser

Underwriters’ Purchase Price from Issuer	97% of the aggregate principal amount of the Notes

Net Proceeds to the Issuer (before expenses)	$48,500,000 (assuming no exercise of the underwriters’ option to purchase additional Notes)

Denominations	$25 and integral multiples of $25 in excess thereof

Optional Redemption

The Notes may be redeemed in whole or in part at any time or from time to time at the Issuer’s option on or after December 15, 2019, upon not less than 30 days nor more than 60 days written notice by mail prior to the date fixed for redemption thereof, at a redemption price of 100% of the outstanding principal amount of the Notes plus accrued and unpaid interest payments otherwise payable thereon for the then-current quarterly interest period accrued to the date fixed for redemption. See “Description of the Notes—Optional Redemption” in the Preliminary Prospectus.

Before redeeming any Notes, the Issuer would have to comply with certain requirements under its credit facility, to the extent such requirements remain in effect at such time, or otherwise obtain consent from the lenders.

Listing	The Issuer intends to list the Notes on The Nasdaq Global Select Market within 30 days of the original issue date under the trading symbol “CSWCL.”

CUSIP / ISIN	140501 206 / US1405012063

Use of Proceeds:	The Issuer intends to use the net proceeds from the offering to repay outstanding indebtedness under the Issuer’s credit facility. However, through re-borrowings under its credit facility, the Issuer intends to make investments in portfolio companies in accordance with its investment objective and strategies, to make investments in marketable securities and other temporary investments, and for other general corporate purposes, including payment of operating expenses.

Book-Running Manager	Keefe, Bruyette & Woods, Inc.

Lead Managers	Janney Montgomery Scott LLC Ladenburg Thalmann & Co. Inc.

Co-Managers	BB&T Capital Markets, a division of BB&T Securities, LLC B. Riley FBR, Inc.

Certain Covenants	The indenture governing the Notes will include the covenants described under “Description of the Notes—Other Covenants” in the Preliminary Prospectus.

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
**	Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on the date of pricing or the next two succeeding business days will be required, by virtue of the fact that the Notes initially will settle T+3, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes on the date of pricing or the next two succeeding business days should consult their own advisor.

Investors are advised to carefully consider the investment objectives, risks, charges and expenses of Capital Southwest Corporation (“CSWC”) before investing. The Preliminary Prospectus, which has been filed with the Securities and Exchange Commission (“SEC”), contains this and other information about CSWC and should be read carefully before investing.

The Preliminary Prospectus and this pricing term sheet are not offers to sell any securities of CSWC and are not soliciting an offer to buy such securities in any jurisdiction where such offer and sale is not permitted.

A shelf registration statement relating to these securities is on file with and has been declared effective by the SEC. The offering may be made only by means of a preliminary prospectus supplement and an accompanying prospectus. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, copies of the Preliminary Prospectus may be obtained from: Keefe, Bruyette & Woods, Inc., Attn: Debt Capital Markets, 787 Seventh Avenue, Fourth Floor, New York, NY 10019, (telephone: 1-800-966-1559); Janney Montgomery Scott LLC, Attn: Taxable Fixed Income, 1717 Arch Street, Philadelphia, PA 19103, or by emailing prospectus@janney.com; or Ladenburg Thalmann & Co. Inc., Attn: Syndicate Department, 277 Park Avenue, 26th Floor, New York, NY 10172, or by emailing prospectus@ladenburg.com (telephone: 1-800-573-2541).